UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

December 17, 2012
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of The Boeing Company (the “Company”) has approved a grant of 60,000 restricted stock units (the “Award”) to Dennis A. Muilenburg, the Company's Executive Vice President, President and Chief Executive Officer, Boeing Defense, Space & Security. The Award was granted on December 17, 2012 in recognition of Mr. Muilenburg's performance and as a retention vehicle. The Award will vest 100% and settle in shares of the Company's common stock on a one-for-one basis on December 17, 2016, which is the fourth anniversary of the grant date. The Award was made under the Company's 2003 Incentive Stock Plan, as amended and restated (the “2003 Plan”), and is subject to the terms and conditions set forth in the 2003 Plan and the Form of Notice of Terms of Restricted Stock Units, a copy of which is included as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of Notice of Terms of Restricted Stock Units.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: December 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Notice of Terms of Restricted Stock Units.